Exhibit 10.6

AMENDMENT

TO THE

LEVEL ONE BANCORP, INC.

2007 STOCK OPTION PLAN

WHEREAS, Level One Bancorp, Inc. (the “Company”) maintains the Level One Bancorp, Inc. 2007 Equity Incentive Plan, as amended and restated April 15, 2015 (the “Plan”);

WHEREAS, pursuant to Article 10 of the Plan, the Board of Directors (the “Board”) of the Company has reserved to itself the power, authority and discretion to amend the Plan from time-to-time;

WHEREAS, the Board has determined that it is in the best interest of the Company to amend the Plan in order to clarify the effect of a change in control on outstanding options; and

WHEREAS, the Board has duly authorized the undersigned officer to carry out the foregoing.

NOW, THEREFORE, effective as of August 29, 2017 the Plan be and hereby is amended in the following particulars:

1.             Section 6(f)(iii) shall be deleted in its entirety and replaced with the following new Section 6(f)(iii):

“Effect of Change in Control. Notwithstanding any other provision of this Plan, each Option that has not yet become fully exercisable will become fully exercisable upon the earlier of (1) the effective date of a Change in Control of the Company or a liquidation or dissolution of the Company; or (2) the third anniversary of the date on which the Option was granted.”

2.             In all other respects the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 29th day of August, 2017.

LEVEL ONE BANCORP, INC.

By:	/s/ Gregory Wernette
Its:	EVP & Corp. Sec.